As filed with the Securities and Exchange Commission on June 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

2U, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2335939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7900 Harkins Road Lanham, MD	20706
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2017 Employee Stock Purchase Plan

Amended and Restated 2014 Equity Incentive Plan

(Full title of the plan)

Christopher J. Paucek

Chief Executive Officer

2U, Inc.

7900 Harkins Road

Lanham, Maryland 20706

(Name and address of agent for service)

(301) 892-4350

(Telephone number, including area code, of agent for service)

With copies to:

Richard L. Oliver	Matthew J. Norden
Skadden, Arps, Slate, Meagher & Flom	Chief Legal Officer
1440 New York Avenue, N.W.	2U, Inc.
Washington, DC 20005	7900 Harkins Road
(202) 371-7000	Lanham, Maryland 20706
(301) 892-4350

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement (“Registration Statement”) is being filed by 2U, Inc. (the “Registrant”) for the purpose of registering (i) an additional 2,000,000 shares of common stock, par value of $0.001 per share (the “Common Stock”), issuable under the 2U, Inc. Amended and Restated 2017 Employee Stock Purchase Plan (the “ESPP”) and (ii) an additional 5,000,000 shares of Common Stock issuable under the 2U, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the employee benefit plans set forth herein are effective.

At the Registrant’s 2023 Annual Meeting of Stockholders held on June 6, 2023, the Registrant’s stockholders approved an amendment to the ESPP to authorize an additional 2,000,000 shares of Common Stock for issuance under the ESPP.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the effective registration statements on Form S-8 with respect to the ESPP filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2017 (File No. 333-221964), and with respect to the 2014 Plan, filed on April 1, 2014 (File No. 333-194943), September 29, 2022 (File No. 333-267645) and February 23, 2023 (File No. 333-269948) (collectively, the “Prior Registration Statements”), as further supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the ESPP and the 2014 Plan, respectively, as required by Rule 428(b). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Prior Registration Statements, as further supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on February 21, 2023;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the Commission on April 28, 2023;

(c)

The Registrant’s Current Reports on Form 8-K filed with the Commission on January  9, 2023, January  13, 2023, April  7, 2023 and June 9, 2023 (other than portions of those documents not deemed to be filed under Items 2.02 and 7.01); and

(d)

The Description of Registrant’s Securities contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February  21, 2023, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation, as currently in effect (Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36376) filed with the Commission on June 10, 2022).

3.2	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36376) filed with the Commission on December 20, 2022).

4.1	Specimen stock certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-194079) filed with the Commission on March 17, 2014).

4.2*	Amended and Restated 2017 Employee Stock Purchase Plan.

4.3	Amended and Restated 2014 Equity Incentive Plan (Exhibit 10.3 to the Quarterly Report on Form 10-Q (File No. 001-36376) filed with the Commission on November 9, 2021).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages of this Registration Statement).

107*	Filing fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on June 14, 2023.

2U, Inc.

By:	/s/ Paul S. Lalljie
Paul S. Lalljie
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Paucek, Paul S. Lalljie and Matthew Norden and each or any one of them, his, her or their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or them and in his, her or their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christopher J. Paucek	Chief Executive Officer and Director	June 14, 2023
Christopher J. Paucek	(Principal Executive Officer)

/s/ Paul S. Lalljie	Chief Financial Officer	June 14, 2023
Paul S. Lalljie	(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul A. Maeder	Director	June 14, 2023
Paul A. Maeder

/s/ Robert M. Stavis	Director	June 14, 2023
Robert M. Stavis

/s/ Timothy M. Haley	Director	June 14, 2023
Timothy M. Haley

/s/ Earl Lewis	Director	June 14, 2023
Earl Lewis

/s/ Coretha M. Rushing	Director	June 14, 2023
Coretha M. Rushing

/s/ John M. Larson	Director	June 14, 2023
John M. Larson

/s/ Edward S. Macias	Director	June 14, 2023
Edward S. Macias

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